AGREEMENT OF LEASE



                                     between



                            201 INDUSTRIAL WAY, INC.

                                    Landlord



                                       and



                                 OSTEOTECH, INC.

                                     Tenant




                                    Premises:

               The land and the building and improvements thereon

              located at 201 Industrial Way, Eatontown, New Jersey,

designated as Block 3601, Lot 1 (formerly known as Block 134, Lot 2) on the Tax
                                   Map of the

                    Borough of Eatontown, County of Monmouth



                              Date: August 5, 2005

                                TABLE OF CONTENTS


                                                                       Page


ARTICLE 1. DEMISE OF PREMISES............................................1
         Section 1.1      Demise.........................................1

ARTICLE 2. TERM..........................................................2
         Section 2.1      Initial Term...................................2
         Section 2.2      Renewal Period.................................2
         Section 2.3      Lease Year.....................................2

ARTICLE 3. RENT..........................................................3
         Section 3.1      Rent...........................................3
         Section 3.2      Fixed Rent.....................................3
         Section 3.3      Tenant's Tax Rent..............................4
         Section 3.4      Absolute Net Lease.............................5
         Section 3.5      [INTENTIONALLY OMITTED]........................6
         Section 3.6      [INTENTIONALLY OMITTED]........................6
         Section 3.7      Late Charge/Default Rate of Interest...........6
         Section 3.8      Security Deposit...............................6

ARTICLE 4. [INTENTIONALLY OMITTED].......................................7

ARTICLE 5. USE...........................................................7
         Section 5.1      Permitted Use..................................7
         Section 5.2      Prohibited Uses................................7

ARTICLE 6. ASSIGNMENT/SUBLETTING.........................................7
         Section 6.1      Consent Required...............................7
         Section 6.2      [INTENTIONALLY OMITTED]........................8
         Section 6.3      Consent of Landlord............................8
         Section 6.4      [INTENTIONALLY OMITTED]........................8
         Section 6.5      Tenant's Affiliates............................8
         Section 6.6      Continuation of Liability......................8

ARTICLE 7. REPAIRS AND MAINTENANCE.......................................8
         Section 7.1      Tenant's Obligations...........................8
         Section 7.2      Landlord's Obligations.........................9

ARTICLE 8. COMPLIANCE WITH LAW...........................................9
         Section 8.1      Legal Requirements.............................9
         Section 8.2      Hazardous Materials............................9
         Section 8.3      Environment Matters...........................10

ARTICLE 9. UTILITIES....................................................11

ARTICLE 10. ALTERATIONS.................................................11

ARTICLE 11. INSURANCE...................................................12
         Section 11.1      Tenant's Coverages...........................12
         Section 11.2      Failure to Maintain..........................13
         Section 11.3      Landlord's Coverages.........................13
         Section 11.4      Tenant's Premium Payment.....................15
         Section 11.5      Policies Generally...........................15
         Section 11.6      Waiver of Subrogation........................16

ARTICLE 12. DAMAGE AND DESTRUCTION......................................17
         Section 12.1      Notice.......................................17
         Section 12.2      Casualty During Lease Years 1-8..............17
         Section 12.3      Casualty During Lease Years 9-20.............17
         Section 12.4      [INTENTIONALLY OMITTED]......................18
         Section 12.5      Effect on Lease..............................18

ARTICLE 13. EMINENT DOMAIN..............................................19
         Section 13.1      Taking.......................................19
         Section 13.2      Termination..................................19
         Section 13.3      Restoration by Landlord......................19
         Section 13.4      [INTENTIONALLY OMITTED]......................19
         Section 13.5      Effect on Lease..............................19
         Section 13.6      Award........................................20

ARTICLE 14. LANDLORD'S COVENANTS........................................20

ARTICLE 15. DEFAULT; REMEDIES AND DAMAGES...............................20
         Section 15.1      Event of Default.............................20
         Section 15.2      Remedies.....................................21

ARTICLE 16. UNAVOIDABLE DELAYS, FORCE MAJEURE...........................23

ARTICLE 17. NOTICES.....................................................23

ARTICLE 18. ACCESS......................................................24

ARTICLE 19. SIGNS.......................................................25

ARTICLE 20. END OF TERM.................................................25
         Section 20.1      Surrender....................................25
         Section 20.2      Survival.....................................25
         Section 20.3      Vacant Possession............................25

ARTICLE 21. HOLDING OVER................................................26

ARTICLE 22. INDEMNITY...................................................26

ARTICLE 23. SUBORDINATION...............................................27
         Section 23.1      Fee Mortgage.................................27
         Section 23.2      Subordination................................27
         Section 23.3      Attornment...................................27
         Section 23.4      Tenant's Financing Terms.....................27

ARTICLE 24. CERTIFICATES................................................28

ARTICLE 25. MISCELLANEOUS...............................................28
         Section 25.1      No Waiver....................................28
         Section 25.2      Relationship of Parties......................28
         Section 25.3      Recording....................................28
         Section 25.4      Captions.....................................28
         Section 25.5      Applicable Law...............................29
         Section 25.6      Mechanics Liens..............................29
         Section 25.7      Brokerage....................................29
         Section 25.8      Limitation of Landlord's Liability...........29
         Section 25.9      Attorneys' Fees..............................30
         Section 25.10       Waiver of Trial by Jury....................30
         Section 25.11       Interest Rate..............................30
         Section 25.12       Excavations on Adjoining Property..........30
         Section 25.13       Non-Binding Until Executed.................30
         Section 25.14       [INTENTIONALLY OMITTED]....................30
         Section 25.15       Independent Covenants......................30
         Section 25.16       Interpretation.............................31
         Section 25.17       Entire Agreement...........................31
         Section 25.18       Binding Effect.............................31

ARTICLE 26. TENANT'S RIGHT OF FIRST OFFER...............................31

ARTICLE 27. FAIR MARKET RENT............................................32



EXHIBIT A         Legal Description of the Property
EXHIBIT B         Demised Premises

     THIS AGREEMENT OF LEASE made and entered into as of this 5th day of August, 2005, by and between 201 INDUSTRIAL WAY, INC., a New Jersey corporation having its principal office at 80 Corbett Way, Eatontown, New Jersey 07724 ("Landlord") and OSTEOTECH, INC., a corporation of the State of Delaware, having an address of 51 James Way, Eatontown, New Jersey 07724 ("Tenant").

                              W I T N E S S E T H:

                              Preliminary Statement

     A. Simultaneously with the execution hereof, Landlord will purchase from Tenant and become the owner of that certain parcel of real property designated as Block 3601, Lot 1 (formerly known as Block 134, Lot 2) on the Tax Map of the Borough of Eatontown, County of Monmouth, New Jersey, more particularly described on Exhibit A annexed hereto (the "Land"), and the structural components of the single story, flex building (the "Building") containing approximately 73,000 square feet (the "Floor Area") situated on the Land, including the roof structure, surface, joists and drains, the exterior and structural walls and columns, windows and doors, the foundation footings and floor slabs, and the mechanical systems currently used in the operation of the Building as a building and not directly related to the operation of Tenant's business, including, without limitation, heating, ventilation, air conditioning, plumbing, electrical, fire sprinklers, and all other such systems serving the Building to the points where such are plumbed, wired or otherwise connected to any of the Excluded Property (as defined in Section 10.03), and the parking areas, sidewalks, driveways, landscaping, and other exterior improvements now or hereafter situated on the Land (collectively, the "Improvements"); together with certain real property fixtures, built-in machinery and equipment currently used in the operation, repair and maintenance of the Land, the Building and the Improvements (but not directly related to the operation of Tenant's business) and situated thereon (the "Personal Property") .

     B. Tenant desires to lease the Building, the Improvements, the Personal Property and the Land (collectively, the "Demised Premises"), which shall be used for general office, research, design, production, storage and other lawful purposes only, together with any accessory uses thereto, and Landlord desires to lease the Demised Premises to Tenant upon and subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the terms, covenants and conditions herein set forth, Landlord and Tenant hereby covenant and agree as follows:

                                   ARTICLE 1.
                               DEMISE OF PREMISES

     Section 1.1 Demise. Upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, Landlord hereby leases the Demised Premises to Tenant, and Tenant hereby takes the Demised Premises from Landlord, together with the exclusive right of Tenant to all of the parking spaces on the Land.

                                   ARTICLE 2.
                                      TERM

     Section 2.1 Initial Term. Tenant shall have and hold the Demised Premises, together with any and all appurtenances thereto, and the easements, rights and privileges herein granted to Tenant, for and during the term of this Lease ("Lease Term"). The Lease Term shall commence upon the date which the Demised Premises is acquired by Landlord (the "Commencement Date") and, unless sooner terminated or extended as provided elsewhere in this Lease, shall end on the last day of the month in which the twentieth (20th) anniversary of the Commencement Date falls (the "Expiration Date").

     Section 2.2 Renewal Period. Provided that Tenant has not been in default under this Lease beyond any applicable notice and cure period at any time during the Lease Term, Landlord hereby grants to Tenant the option to extend the term of this Lease for two (2) consecutive terms of five (5) years each (each a "Renewal Term") at the Fixed Rent (as defined below) set forth below. Tenant shall give Landlord written notice of its intention to exercise the renewal option at least six (6) months prior to the expiration of the applicable Lease Term or Renewal Term.

     Within thirty (30) days of Tenant timely notifying Landlord of its intention to exercise its renewal option, Landlord shall provide to Tenant written notice of Landlord's determination of annual fair market rent for the applicable Renewal Term. The "Fair Market Rent" shall be the fixed annual rent charged under triple net leases for similar properties located in the general geographic area of the Demised Premises. Thereafter, Tenant shall have ten (10) business days from the date which Landlord notifies Tenant of its calculation to object to Landlord's determination. In the event the parties are unable to reach a mutual agreement as to the Fair Market Rent within thirty (30) days from the date which Tenant notifies Landlord of its objection, as Tenant's sole recourse, Tenant shall have the right to nullify the exercise of its option or seek arbitration in accordance with Section 27.1 hereof. Tenant shall continue to pay the Fixed Rent payable during the last year of the applicable Lease Term or Renewal Term during any arbitration proceedings. Provided, however, in the event Tenant either: (i) fails to timely object to the Landlord's calculation of Fair Market Rent in the first instance; or (ii) fails to affirmatively nullify the exercise of its option or seek arbitration at the expiration of said thirty (30) day period, the Fixed Rent for the applicable Renewal Term shall be the Fair Market Rent as previously determined by Landlord in its notice.

     Section 2.3 Lease Year. As used herein, the term Lease Year shall mean each successive period of twelve (12) consecutive calendar months, commencing on the first day of the month following the month in which the Commencement Date falls. If the Commencement Date is other than the first day of a calendar month, the first Lease Year shall include the period from the Commencement Date through the first day of the following month as well as the twelve (12) consecutive calendar months thereafter.

                                   ARTICLE 3.
                                      RENT

     Section 3.1 Rent. From and after the Commencement Date and throughout the Lease Term and any Renewal Term, Tenant shall pay to Landlord the sums set forth in this Article as rent or additional rent, except as set forth in this Lease, without prior demand therefor and without deduction or setoff therefrom. The term "Rent" shall be deemed to include Fixed Rent and all additional sums payable by Tenant to Landlord pursuant to this Lease ("Additional Rent"). All payments of Rent shall be paid to or on behalf of Landlord in lawful money of the United States which shall be legal tender for payment of public and private debts, without demand or notice and without any abatement, deduction or set-off whatsoever, except as otherwise expressly provided in this Lease. All payments of Rent shall be delivered to Landlord at the address set forth in this Lease for notices, or to any other place designated by Landlord.

     Section 3.2 Fixed Rent.

     (a) Tenant shall pay to Landlord as rental for the Demised Premises, an annual rent (the "Fixed Rent") of:

                                           Total                   Total
                                           Annual                  Monthly
(i)      Lease Years                       Fixed Rent              Fixed Rent

         One                               $2,326,000.00           $193,833.33
         Two                               $2,326,000.00           $193,833.33
         Three                             $2,326,000.00           $193,833.33
         Four                              $2,326,000.00           $193,833.33
         Five                              $2,326,000.00           $193,833.33
         Six                               $2,326,000.00           $193,833.33
         Seven                             $2,326,000.00           $193,833.33
         Eight - Twenty           See Sections 3.2(a)(ii)-(iv)

(ii) The Fixed Rent for Lease Years eight (8) through twelve (12) shall be $1,460,000.00 per annum ($121,666.66 per month).

(iii) The Fixed Rent for Lease Years thirteen (13) through seventeen (17) ("Fixed Rent 17") shall be the Fair Market Rent (as determined in the same manner as in Section 2.2 above) but not less than $1,460,000.00 per annum ($121,666.66 per month) or greater than $1,533,000.00 per annum ($127,750.00 per month).

(iv) The Fixed Rent for Lease Years eighteen (18) through twenty (20) ("Fixed Rent 20") shall be the Fair Market Rent (as determined in the same manner as in Section 2.2 above) but not less than Fixed Rent 17 per annum (in equal monthly installments) or greater than $1,609,650.00 per annum ($134,137.50 per month).

(v) The Fixed Rent for the first Renewal Term shall be the Fair Market Rent ("Fixed Rent Renewal") (as determined in the same manner as in Section 2.2 above) but not less than Fixed Rent 20 per annum (in equal monthly installments) or greater than $1,690,132.50 per annum ($140,844.38 per month).

(vi) The Fixed Rent for the second Renewal Term shall be the Fair Market Rent (as determined in the same manner as in Section 2.2 above) but not less than Fixed Rent Renewal per annum (in equal monthly installments) or greater than $1,774,639.12 per annum ($147,886.59 per month).

     (b) Fixed Rent shall be paid in equal monthly installments in advance on or before the first day of each month during the Lease Term and any Renewal Term. If the Commencement Date is not the first day of a calendar month, Fixed Rent for the period from the Commencement Date to the last day of the month in which the Commencement Date occurs shall be apportioned on the basis of the actual number of days in such month and paid in advance on the Commencement Date. The first full monthly installment of Fixed Rent shall be paid on the first day of the month following the Commencement Date.

     (c) As used herein, the "Commencement Date" shall have the meaning set forth in Section 2.1, above.

     (d) Upon the determination of the Commencement Date, Landlord and Tenant shall execute, acknowledge and exchange duplicate originals of a recordable agreement setting forth the Commencement Date and the Expiration Date of the Lease Term and each Renewal Term.

     Section 3.3 Tenant's Tax Rent.

     (a) Commencing on the Commencement Date and throughout the Lease Term and any Renewal Term, Tenant shall pay, directly to the applicable taxing authority as Additional Rent, all "Real Estate Taxes" affecting and imposed upon the Demised Premises (due to its single tenancy of the Building) which accrue during the Lease Term, as hereinafter provided ("Tenant's Tax Rent"). Tenant's Tax Rent shall be equal to the Real Estate Taxes assessed against the Demised Premises. Landlord shall promptly furnish to Tenant any Real Estate Tax bills it shall receive.

     (b) The term "Real Estate Taxes" shall mean all real estate taxes and assessments, special or otherwise, levied upon or with respect to the Demised Premises imposed by Federal, State or local governments (but shall not include income, franchise, capital stock, estate or inheritance taxes or taxes based on receipts of rentals, unless the same shall be in substitution for, or in lieu of a real estate tax or assessment), provided that if, because of any change in the method of taxation of real estate, any other or additional tax or assessment is imposed upon Landlord or upon or with respect to the Demised Premises or the rents or income therefrom or upon any fixtures, machinery, equipment, apparatus, systems and appurtenances in, upon or used in connection with the Demised Premises for the operation thereof, as or in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax, such other tax or assessment shall also be deemed a real estate tax. Landlord has, to the best of its knowledge, no knowledge of any proposed public improvements which might result in a future levy or assessment, and has received no notice of the same; and in the event during the Lease Term or any Renewal Term, any public improvements or betterments are made which would impose a special assessment against the Demised Premises which is permitted to be paid in installments, Landlord shall elect to pay such assessment in installments over the longest period of time permitted by Law, and Tenant shall only be responsible for its share of installment payments paid by Landlord during the Lease Term or any Renewal Term, together with its share of any interest charged as a result of having elected to make such payments in installments.

     (c) [INTENTIONALLY OMITTED].

     (d) Any Real Estate Taxes for a real estate fiscal tax year only a part of which is included within the Lease Term or any Renewal Term, shall be adjusted between Landlord and Tenant on the basis of a 365-day year as of the Commencement Date or the Expiration Date or sooner termination of the Lease Term or any Renewal Term, as the case may be, for the purpose of computing Tenant's Tax Rent.

     (e) Tenant shall have the right, but not the obligation except as provided below, to contest or appeal any assessment for Real Estate Taxes, at Tenant's sole cost, and at no cost to Landlord, and subject to the terms and conditions of this subparagraph (e), by appropriate proceedings conducted in good faith, whereupon Landlord shall reasonably cooperate with Tenant, execute any and all documents required in connection therewith and, if required by any governmental authority having jurisdiction, join with Tenant in the prosecution thereof. If, as a result of any contest or otherwise, any rebate or refund of Real Estate Taxes is received, whether before or after the Expiration Date, with respect to Real Estate Taxes attributable to the Lease Term or any Renewal Term, Tenant shall be entitled to the same (after reasonable and customary expenses incurred by Landlord and/or Tenant in connection with such contest are paid to the party which incurred such expense), and Landlord hereby covenants to pay the same to Tenant. Accordingly, this covenant shall survive the expiration or sooner termination of this Lease.

     (f) In addition to Tenant's Tax Rent, Tenant shall pay, before delinquent, any and all taxes and assessments levied against (1) fixtures, equipment, signs and personal property located or installed in, about or upon the Demised Premises; (2) any rent, income or other payments received by Tenant or anyone claiming by, through or under Tenant; (3) the use or occupancy of the Demised Premises as a tenant; or (4) any document to which Tenant is a party creating or transferring an interest or estate in the Demised Premises. In the event Tenant is delinquent in the payment of any taxes and assessments, Tenant shall pay any and all late fees and penalties associated with same.

     Section 3.4 Absolute Net Lease.

     (a) It is expressly understood and agreed by and between the parties that this Lease is a triple net lease and, except as specifically provided herein, Landlord is not obligated to expend any funds in connection with the Demised Premises.

     (b)  Without  limitation,   Tenant  shall  be  responsible  for  all  those
reasonable and customary amounts incurred in respect of the operation, maintenance, management and safekeeping of the Demised Premises in accordance with accepted principles of sound management practices as applied to the operation, maintenance and safekeeping of a similar property as may be located in the general geographic area of the Demised Premises, such as cleaning; snow removal and treatment of ice; maintaining and repairing the parking area; replanting and replacing landscaping; maintaining, repairing and replacing common utility lines; water and sewerage charges; maintaining, repairing and replacing the roof coating/membrane and drains; electricity charges; premiums for insurance policies Landlord is required to maintain pursuant to Section 11.3; wages, salaries and worker's compensation (including employee benefits and unemployment and social security taxes and insurance) of staff performing services in connection with the Demised Premises; and security services. Such expenses shall not include interest and amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases.

     (c) Except as expressly and specifically provided to the contrary elsewhere in this Lease, no abatement, diminution or reduction of Fixed Rent shall be claimed by or allowed to Tenant, or any persons claiming under it, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, arising from the making of alterations, changes, additions, improvements or repairs to the Demised Premises; by virtue or because of any present or future Legal Requirements; or by virtue or arising from, and during, the restoration of the Demised Premises after the destruction or damage thereof by fire or other casualty or the taking or condemnation of a portion thereof.

     Section 3.5 [INTENTIONALLY OMITTED].

     Section 3.6 [INTENTIONALLY OMITTED].

     Section 3.7 Late Charge/Default Rate of Interest. There shall be a late charge equal to five (5%) percent on all payments of Rent hereunder which are made more than ten (10) days after its due date, or in the case Additional Rent, within five (5) days after written notice thereof from Landlord to Tenant that said Additional Rent has not been received by Landlord when due. In the event Tenant fails or refuses to pay Rent hereunder beyond any applicable notice and/or grace period, Tenant agrees to reimburse Landlord, as Additional Rent hereunder, for all reasonable expenses incurred by Landlord in connection with the collection of such monies. In the event of any legal action, the non-prevailing party shall reimburse the reasonable attorney's fees of the prevailing party to the prevailing party. Any payment which is not made within thirty (30) days of its due date shall accrue interest at the Interest Rate, which term is defined in Section 25.11.

     Sedtion 3.8 Security Deposit. Upon execution of this Lease Agreement, the sum of $365,000 shall be paid by Tenant to Landlord as security for the faithful performance and observance by Tenant of the terms, covenants, conditions and provisions of this Lease on Tenant's part to be performed. In the event of an "Event of Default" hereunder, Landlord may draw up to the full amount of said deposit, in one or multiple draws, to the extent required for the payment of any Rent or any other sum as to which Tenant is in default or for any other sum which Landlord may expend or may be required to expend by reason of Tenant's default. In the event Landlord applies or retains any portion or all of the security deposit delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security deposit required pursuant to the first sentence of this
Section 3.8. In the event Tenant shall fully and faithfully comply with all of the terms, covenants, conditions and provisions of this Lease on Tenant's part to be performed, Landlord shall, within thirty (30) days after the later of the date of expiration of the Lease Term or any Renewal Term or the date of surrender of possession of the Demised Premises to Landlord in accordance with this Lease, return said security deposit, or such portion thereof as shall then remain, to Tenant.

                                   ARTICLE 4.
                             [INTENTIONALLY OMITTED]



                                   ARTICLE 5.
                                       USE

     Section 5.1 Permitted Use. The use of the Demised Premises shall, at all times during the Lease Term and any Renewal Term, be for general offices, research, design, production, storage and other lawful purposes (and any accessory uses thereto) and for no other use or purpose.

     Section 5.2 Prohibited Uses. With regard to the Permitted Use, Tenant acknowledges that the Fixed Rent specifically takes into account the intended use of the Premises.


                                   ARTICLE 6.
                              ASSIGNMENT/SUBLETTING

     Section 6.1 Consent Required. Tenant, for itself, its heirs, executors, administrators, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. For so long as Tenant shall remain a corporation, a change in control of Tenant through any merger of Tenant where Tenant is the surviving corporation or otherwise, or the sale or purchase of a controlling equity interest in Tenant, shall not be deemed to be an assignment of this Lease. If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anyone other than Tenant, Landlord may, after default beyond applicable notice and/or cure period by Tenant, collect rent from the assignee, undertenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of all covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting, nor shall the same release or discharge Tenant from any liability, past, present or future, under this Lease, and Tenant shall continue fully liable in all respects hereunder. Notwithstanding the language set forth in this
Section 6.1, Tenant shall have the right, without the provisions of Section 6.1 being applicable, to assign this Lease or sublet the Premises, in whole or in part, to (a) any parent or subsidiary of Tenant, or in connection with a merger or consolidation of Tenant where Tenant is not the surviving corporation or sale of the assets of Tenant, provided that the surviving entity in such a merger or consolidation or the sale of the assets shall have a tangible net worth (determined in accordance with generally accepted accounting principles) not less than the then tangible net worth of Tenant immediately prior to such transaction, or in connection with the sale of all or substantially all of the assets of Tenant to a different entity, which entity meets the aforesaid net worth test; (b) to a subsidiary created in connection with a merger or a consolidation; or (c) to an affiliate entity that is under common control with Tenant, controlled by Tenant, or controls Tenant. In each instance of assignment or subletting and the various carve outs set forth in this Article 6.1, Tenant shall remain liable on the Lease.

     Section 6.2 [INTENTIONALLY OMITTED].

     Section 6.3 Consent of Landlord. Landlord agrees that, provided that Tenant remains liable on the Lease, Landlord shall not unreasonably withhold its consent to the proposed sublease or assignment.

     Section 6.4 [INTENTIONALLY OMITTED].

     Section 6.5 Tenant's Affiliates. Tenant, without Landlord's prior written consent thereto and without being subject to the provisions of Section 6.1 or
Section 6.3, shall have the right to assign this Lease or sublet any portion of the Demised Premises to, or allow the Demised Premises to be otherwise occupied by, any parent, subsidiary, affiliate, group or division of Tenant; provided, however, that no such assignment or subletting shall be deemed to relieve Tenant of liability for the full and faithful performance of all the terms and conditions on its part to be performed under this Lease.

     Section 6.6 Continuation of Liability. In the event Tenant assigns this Lease, as permitted by this Article 6, such assignment shall not be deemed effective or binding on Landlord unless there is delivered to Landlord within ten (10) business days of the execution of such assignment, a duplicate, executed copy of such assignment and a duplicate, executed copy of an agreement on the part of the assignee, reasonably satisfactory to Landlord, to the effect that the assignee agrees to and shall assume all of the obligations on the part of Tenant to be kept, observed and performed pursuant to this Lease. Consent by Landlord to any assignment or sublease shall not, nor shall it be deemed to, relieve or release the assigning Tenant from liability for the full and faithful performance of all the terms, covenants, provisions and conditions required to be performed under this Lease by "Tenant" for the remainder of the term. No oral or verbal assignment, or sublease, or receipt by Landlord of any payment of rental or other amounts, or acceptance by Landlord of performance of Tenant's obligations hereunder by any purported assignee or sublessee, shall be deemed a waiver of any obligation of Tenant hereunder.


                                   ARTICLE 7.
                             REPAIRS AND MAINTENANCE

     Section 7.1 Tenant's Obligations.

     (a) Except repairs and replacements required to be made by Landlord pursuant to Section 7.2 hereof, Tenant shall, at Tenant's sole cost and expense, keep and maintain in good order and condition the Demised Premises, both exterior and interior, as and when needed to preserve them in good working order and condition, including, without limitation, the equipment, fixtures and facilities appurtenant thereto; the heating, ventilating and air conditioning system therein; the electrical, plumbing, sewer and other Building mechanical systems; and the loading docks, if any.

     (b) Tenant shall keep the sidewalks adjoining the Demised Premises and the parking areas in good repair, free from snow, ice, rubbish, dirt, garbage and other refuse.

     (c) Tenant shall cause all repairs to be made in a good and workmanlike manner and in accordance with the provisions of Article 10 hereof.

     (d) Tenant shall cause all janitorial services to be performed.

     (e) As used herein, the term "repairs" shall mean all maintenance, repairs, alterations, additions and betterments, foreseen or unforeseen, ordinary or extraordinary, required to maintain the Demised Premises to the standard to which similar buildings in the general geographic area of the Building are maintained. All repairs shall be in quality and class equal to the original construction and shall be in compliance with applicable Legal Requirements (as defined below).

     Section 7.2 Landlord's Obligations.

     (a) Landlord agrees, at its sole cost and expense, without reimbursement by Tenant, to make all repairs and replacements to the roof surface (excluding any membrane/coating), joists and structure, the exterior walls and foundation footings of the Building (but not the floor slab) and to keep the same in good order and condition. If the same shall be required as a result of Tenant's misuse or neglect, then Tenant shall be responsible for the costs of the same.


                                   ARTICLE 8.
                              COMPLIANCE WITH LAW

     Section 8.1 Legal Requirements. Tenant, at Tenant's expense, shall comply with all laws and ordinances, and all rules, orders and regulations (individually and collectively, the "Legal Requirements") of all governmental authorities (the "Governmental Authorities") and of all insurance bodies, at any time duly issued or in force, applicable to the Demised Premises or any part thereof or to Tenant's use thereof, except that Tenant shall not hereby be under any obligation to comply with any Legal Requirement requiring any structural alteration of or in connection with the Demised Premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of, Tenant, or is attributable to the use or manner of use to which Tenant puts the Demised Premises (as opposed to the use or manner of use of the Building generally), or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. Where any structural alteration of or in connection with the Demised Premises is required by any such Legal Requirement, and, by reason of the express exception hereinabove contained, Tenant is not under any obligation to make such alteration, then Landlord shall make such alteration and pay the cost thereof without reimbursement by Tenant.

     Section 8.2 Hazardous Materials.

     (a) Tenant agrees to refrain, and to use all reasonable efforts to prevent its employees, invitees, agents, contractors and subtenants, from bringing any Hazardous Materials onto the Demised Premises, except for any such Hazardous Material used in the course of Tenant's business and used in compliance in all material respects with applicable Environmental Legal Requirements (as defined below).

     (b) The term "Hazardous Materials" shall mean any hazardous or toxic substances, materials, wastes, and pollutants which are defined as such in, and/or regulated by (or become regulated by), any Legal Requirements including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide,
Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), the Industrial Site Recovery Act ("ISRA") (N.J.S.A. 13:1k-6 et seq., and its predecessor statutes), the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11, et seq.), the Air Pollution Control Act (N.J.S.A. 26:2C-2, et seq.), the New Jersey Water Pollution Control Act (N.J.S.A. 58:10A-1, et seq.), the Underground Storage Tank Act (N.J.S.A. 58:10A-21, et seq.), the Solid Waste Management Act (N.J.S.A. 13:1E-1, et seq., any other Legal Requirement which is presently in effect or hereafter enacted relating to environmental matters, any rules and regulations promulgated under any of the foregoing, and any and all amendments to the foregoing (collectively, "Environmental Legal Requirements"). The provisions of this Article VIII shall survive the expiration or sooner termination of this Lease.

     Section 8.3 Environment Matters.

         Tenant further covenants and agrees that:

     (a) with respect to its operations at the Demised Premises, Tenant shall be in compliance in all material respects with all Environmental Legal Requirements and all terms and conditions of any permits, licenses, and authorizations required by or arising under Environmental Legal Requirements, and Tenant shall be in compliance in all material respects with all other limitations, restrictions, conditions, standards, requirements, schedules, and timetables contained in the Environmental Legal Requirements.

     (b) With respect to its operations at the Demised Premises, Tenant has not received, has not been notified of, and is not subject to any (i) notice of any violation, (ii) civil or criminal complaint, or (iii) other allegation of non-compliance with or third-party claim under any Environmental Legal Requirements.

     (c) Tenant shall fully comply with the requirements of the ISRA. If Tenant has not fully complied with ISRA prior to the expiration or sooner termination of the Lease, then this Lease shall be extended and continued at the option of Landlord and Tenant shall pay the Fixed Rent and other charges set forth herein (i.e., Real Estate Taxes, water, sewer and other utilities), which shall be due and payable until such approvals are received and delivered to Landlord. Notwithstanding the foregoing, Tenant shall not be permitted to occupy or use the Demised Premises except for the purpose of compliance with ISRA.

                                   ARTICLE 9.
                                    UTILITIES

     Section 9.1 Tenant agrees to pay or cause to be paid all charges for gas, water, sewer, electricity, light, heat, power, telephone or other communication service or other utility or kind of service used, rendered or supplied to, upon or in connection with the Demised Premises throughout the Lease Term or any Renewal Term, and Tenant agrees to defend and indemnify Landlord and save it harmless against any liability or damages for failure to pay and causing liens to be imposed on such account, except to the extent such failure to pay or imposition of liens is due to Landlord's act or omission.

     Sectio 9.2 Tenant covenants and agrees that its use of utility services (including, without limitation, electric, gas, water and sewer) will not exceed either the capacity or maximum load of the utility lines serving the Demised Premises (provided Landlord has advised Tenant of such capacities or maximum loads) or which may from time to time be prescribed by applicable Governmental Authorities.

     Section 9.3 Landlord shall in no event be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of utility services is changed or is no longer available or suitable for Tenant's purposes unless caused solely by Landlord's intentional or negligent act.


                                  ARTICLE 10.
                                   ALTERATIONS

     Section 10.1 Tenant shall not make any structural alterations to the Demised Premises without the prior consent of Landlord, which consent shall not be unreasonably withheld. Tenant may make non-structural, interior alterations, including to the equipment, fixtures and facilities appurtenant thereto; the heating, ventilating and air conditioning systems therein; the electrical, plumbing, sewer and other Building mechanical systems; and the loading docks, if any, without obtaining Landlord's consent but upon giving Landlord prior notice thereof and in accordance with all Legal Requirements.

     Sectio 10.2 Any alterations that Tenant has a right to make, and any alterations that Landlord has approved, shall be made at Tenant's sole cost and expense, and in making any such alterations Tenant shall comply with the following conditions:

     (a) Tenant shall submit to Landlord a copy of any plans and specifications prepared in connection with any proposed alteration (including layout, architectural, mechanical and structural drawings) and, if such alteration shall require Landlord's consent hereunder, Tenant shall not commence any such alteration without first obtaining Landlord's approval of such plans and specifications;

     (b) no alterations shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required, all necessary permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Landlord shall join in the application for such permits or authorizations upon request of Tenant if necessary, provided Landlord is promptly reimbursed for any filing or other costs, fees or expenses incurred;

     (c) before commencing any alterations, Tenant shall provide any necessary and appropriate riders for fire and extended coverage, and comprehensive general commercial liability and property damage insurance, covering the risks during the course of such alteration;

     (d) any alterations shall be made with reasonable diligence (Unavoidable Delays (as defined in Section 16.1) excepted), in a good and workmanlike manner and in compliance with all applicable permits, authorizations, building codes, zoning laws, and all other laws, ordinances, orders, rules, regulations and requirements of all governmental departments having jurisdiction, and upon completion Tenant shall obtain and deliver to Landlord any necessary amendment to the certificate of occupancy; and

     (e) the cost of any alterations shall be promptly paid so that the fee estate and leasehold estates in the Demised Premises at all times shall be free of liens for labor and materials supplied or claimed to have been supplied to Tenant or the Demised Premises.

     Section 10.3 All such alterations made by Tenant, except for any fixtures, personal property and equipment directly related to the operation of Tenant's business, including, without limitation, any trade fixtures, machinery, equipment, furniture and other personal property which may be removed without material damage to the Demised Premises, built-in casework and cabinets and other similar additions and improvements built into the Demised Premises even if such has become an integral part of the Demised Premises, such as, without limitation, fume hoods which penetrate the roof or plenum area, built-in clean rooms, built-in laboratories, walk-in-freezers, deionized water systems, filtering systems, glass washing equipment, autoclaves, chillers, supplemental plumbing, electrical and mechanical equipment and systems from the point such equipment or system was plumbed, wired or otherwise connected to any of the Building systems, and any power generators and transfer switches (the "Excluded Property"), shall immediately be and become part of the realty. and the sole and absolute property of Landlord, and shall remain upon and be surrendered with the Demised Premises at the expiration or other termination of this Lease. The Excluded Property shall be and shall remain at all times the exclusive property of Tenant. Notwithstanding the foregoing, however, Landlord, upon notice given at the time Landlord consents to any alteration, may require Tenant to remove such alteration, and to repair and restore in good and workmanlike manner any damage to the Demised Premises caused by such removal and restore the same to as reasonably close to the condition that existed immediately prior to the alteration.


                                  ARTICLE 11.
                                    INSURANCE

     Section 11.1 Tenant's Coverages. Commencing with the date of delivery of possession of the Demised Premises to Tenant and throughout the Lease Term and any Renewal Term, Tenant shall, at Tenant's cost and expense, provide and cause to be maintained the following insurance coverages:

     (a) comprehensive general commercial liability insurance (including contractual liability coverage) insuring against claims for bodily injury, death or property damage that may arise from or be occasioned by (x) the condition, use or occupancy of the Demised Premises, the sidewalks adjacent thereto, parking areas and the loading docks and other appurtenances, or (y) any negligent act or omission of Tenant, its subtenants, or their respective contractors, licensees, agents, servants, employees, invitees or visitors; such insurance to afford minimum protection of not less than $5,000,000 in respect of bodily injury or death to any one person, and of not less than $5,000,000 in respect of any one accident, and of not less than $500,000 for property damage. The liability insurance requirements hereunder may be reviewed by Landlord every three (3) years for the purpose of increasing (in consultation with their respective insurance advisors) the minimum limits of such insurance from time to time to limits which shall be reasonable and customary for similar facilities of like size and operation in accordance with generally accepted insurance industry standards;

     (b) "All-risk" insurance (including coverages against loss or damage by fire, lightning, windstorm, hail, explosion, vandalism and malicious mischief, riot and civil commotion, smoke and all other perils now or hereafter included in extended coverage endorsements) covering the Excluded Property and Tenant's merchandise, inventory, furnishings, equipment, alterations (but not those alterations that are the property of Landlord under the terms of this Lease) and all other items of personal property of Tenant located on, in or about the Demised Premises, in an amount equal to one hundred percent (100%) of the actual replacement cost thereof (with provisions for a deductible as shall be reasonable in comparison with similar properties);

     (c) during performance of any alteration, Tenant shall maintain Worker's Compensation, commercial liability and builder's risk form of casualty insurance in amounts appropriate to the status of the construction being performed by Tenant.

     (d) such other insurance as may be required by the holder of any Fee Mortgage (as defined in Section 23.1) or such lender's assigns or successor ("Lender").

     Section 11.2 Failure to Maintain. If Tenant fails, after a ten (10) business day notice and cure period, to maintain the insurance required to be maintained by Tenant hereunder, the same may be purchased by Landlord at the expense of Tenant, and the expense therefor incurred by Landlord, with interest thereon at the Interest Rate, shall be paid to Landlord as Additional Rent within thirty (30) days after rendition of a bill or statement therefor.

     Section 11.3 Landlord's Coverages. Commencing with the Commencement Date and throughout the Lease Term and any Renewal Term, Landlord shall maintain, or cause to be maintained the following insurance coverages:

     (a) Insurance with respect to the Demised Premises and all building equipment (other than the Excluded Property and property covered by Tenant pursuant to Section 11.1(b)) insuring against any peril now or hereafter included within the classification "All Risks of Physical Loss" in amounts at all times sufficient to prevent Lender from becoming a co-insurer within the terms of the applicable policies and under applicable law, but in any event such insurance shall be maintained in an amount which, after application of deductible, shall be equal to the full insurable value of the improvements on the Demised Premises and building equipment, (other than the Excluded Property), the term "full insurable value" to mean One Hundred (100%) percent of the actual replacement cost of the improvements on Demised Premises and building equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Landlord and in no event less than the coverage required pursuant to the terms of this Lease;

     (b) Comprehensive general liability insurance (including contractual liability coverage), including bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon Landlord or Lender and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Demised Premises in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Demised Premises but in any event for a combined single limit of at least $5,000,000;

     (c) Statutory workers' compensation insurance with respect to any work on or about the Demised Premises;

     (d) Business income insurance (i) with loss payable to Lender; (ii) covering all risks required to be covered by the insurance provided for in subsection 11(a) above for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch; (iii) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements on the Demised Premises and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that the Demised Premises is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (iv) in an amount equal to one hundred percent (100%) of the projected gross income from the Demised Premises for a period from the date of loss to a date (assuming total destruction) which is eighteen (18) months from the date that the Demised Premises is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Landlord's reasonable estimate of the gross income from the Demised Premises for the succeeding eighteen (18) month period, based upon the assumption that no casualty has or will occur. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations owing by Landlord to Lender from time to time due and payable;

     (e) Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Demised Premises and insurance against loss of occupancy or use arising from any breakdown in such amounts as are generally required by institutional lenders for properties comparable to the Demised Premises;

     (f) If required by Lender hereof, flood insurance in an amount at least equal to the lesser of (i) the principal balance of the obligation to Lender, or
(ii) the maximum limit of coverage available for the Demised Premises under the National Flood Insurance Act of 1968, The Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended;

     (g) At all times during which structural construction, repairs or alterations are being made with respect to the improvements on the Demised Premises (i) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (ii) the insurance provided for in Subsection 11.3(a)(i) written in a so-called builder's risk completed value form (A) on a non-reporting basis, (B) against all risks insured against pursuant to Subsection 11.3(a) including permission to occupy the Demised Premises, and (iii) with an agreed amount endorsement waiving co-insurance provisions; and

     (h) Such other insurance with respect to the Demised Premises against loss or damage of the kinds from time to time customarily insured against and in such amounts as are required by institutional lenders for properties comparable to the Demised Premises. The comprehensive all risk insurance and business income insurance policies required under subsections (a) and (d) above shall be required to cover perils of terrorism and acts of terrorism (for the amounts set forth in subsections (a) and (d) above and with deductibles no greater than those provided in subsections (a) and (d) above).

     Section 11.4 Tenant's Premium Payment. Commencing on the Commencement Date and throughout the Lease Term and any Renewal Term, Tenant shall pay to Landlord, as Additional Rent, the premiums for the insurance coverages Landlord is required to maintain pursuant to Section 11.3 above ("Tenant's Premium Payment"). Tenant shall pay Tenant's Premium Payment to Landlord within five (5) business days after Landlord's notice to Tenant of the amount of the Tenant's Premium Payment.

     Section 11.5 Policies Generally.

     (a) Landlord and Tenant shall provide to the other, and to the holder of any Fee Mortgage (as defined in Section 23.1), certificates of such policies. Each such policy shall contain a provision that no act or omission of the insured shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and an agreement by the insurer that such policy shall not be modified or canceled without at least 30-days' prior notice to Landlord and to any Fee Mortgagee.

     (b) Insurance provided for in this Article XI hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be issued by one or more domestic primary insurer(s) having
(i) a general policy rating of A or better and a financial class of VI or better by A.M. Best Company, Inc. (or if a rating of A.M. Best Company, Inc. is no longer available, a similar rating from a similar or successor service) and (ii) a claims paying ability rating by a credit rating agency approved by Lender (a "Rating Agency") of not less than AA by Standard & Poor's Ratings Services or such comparable rating by such other Rating Agency. All insurers providing insurance required by this Security Instrument shall be authorized to issue insurance in the state in which the Demised Premises is located. The Policy referred to in Subsection 11.3 (b) above shall name Lender as an additional named insured and the Policies referred to in Subsection 11.3 (a), (d), (e), (f) and (g), and as applicable (h), above shall provide that all proceeds be payable to Lender. The Policies referred to in Subsections 113 (a), (d), (e), (f) and
(g) shall also contain: (i) a standard "noncontributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omission of Lender; (ii) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Lender; and (iii) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of similar properties in the general vicinity of the Demised Premises, but in no event in excess of $10,000. The Policy referred to in Subsection 11.3 (a) above shall provide coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Demised Premises shall at any time constitute legal non-conforming structures or uses, All Policies shall contain (i) a provision that such Policies shall not be cancelled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Lender in each instance; and (ii) include effective waivers by the insurer of all claims for Insurance Premiums (defined below) against any loss payees, additional insureds and named insureds (other than Borrower). Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Lender not less than twenty (20) days prior to the expiration date of any of the Policies required to be maintained hereunder, which certificates shall bear notations evidencing payment of applicable premiums (the "Insurance Premiums"). Originals or certificates of such replacement Policies shall be delivered to Lender promptly after Landlord's receipt thereof but in any case within thirty (30) days after the effective date thereof.

     (c) Landlord and Tenant shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Demised Premises or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained on or with respect to any part of the Demised Premises.

     (d) All policies of general commercial liability insurance provided for under this Article shall name the insuring party as the insured, and the other party as an additional insured party, and the holder of any Fee Mortgage as an additional insured party pursuant to a standard first mortgagee clause, subject in all respects to the terms of this Lease.

     (e) Any insurance provided for in this Article 11 may be effected by a blanket policy or policies of insurance, provided that the amount of the total insurance available shall be at least the protection equivalent to separate policies in the amounts herein required, and provided further that in other respects, any such policy or policies shall comply with the provisions of this
Article 11. An increased coverage or "umbrella policy" may be provided and utilized to increase the coverage provided by individual or blanket policies in lower amounts, and the aggregate liabilities provided by all such policies shall be satisfactory provided they otherwise comply with the provisions of this
Article 11.

     (f) Each policy carried by either party shall be written as a primary policy not contributing with, and not in excess of, coverage carried by the other.

     Section 11.6 Waiver of Subrogation. Every insurance policy carried by either party shall include provisions denying to the insurer subrogation rights against the other party and the holder of any Fee Mortgage to the extent such rights have been waived by the insured prior to the occurrence of damage or loss. Each party hereby waives any rights of recovery against the other party for any direct damage or consequential loss for which such party is covered by insurance, to the extent of the proceeds paid under such policies, whether or not such damage or loss shall have been caused by any acts or omissions of the other party.

                                   ARTICLE 12
                             DAMAGE AND DESTRUCTION

     Section 12.1 Notice. If the Demised Premises, or any portion thereof, shall be damaged by fire or other casualty, Tenant shall promptly give notice thereof to Landlord.

     Section 12.2 Casualty During Lease Years 1-7.

     (a) In the event the whole or any part of the Demised Premises shall, during Lease Years One (1) through Seven (7) of the Lease Term, be damaged or destroyed by fire or other casualty, this Lease shall not terminate, and Landlord shall promptly repair, restore and/or rebuild the Demised Premises, or damaged portions thereof, substantially to the condition and character existing immediately prior to such fire or casualty (the "Restoration"). Tenant shall be entitled to no abatement, diminution or reduction of the Rent hereunder during the Restoration, provided that Landlord shall substantially complete the Restoration within twelve (12) months from the date of such fire or casualty. In the event that Landlord shall fail to substantially complete the Restoration within said twelve (12) months, the Rent hereunder, or an amount thereof apportioned according to the area of the Demised Premises so rendered untenantable, shall abate commencing thirteen (13) months from the date of such fire or casualty and continuing until Landlord shall so substantially complete the Restoration.

     (b) In the event the whole or any portion of the Excluded Property shall, during Lease Years One (1) through Seven (7) of the Lease Term, be damaged or destroyed by fire or other casualty, whether or not the Demised Premises are damaged, this Lease shall not terminate, and Tenant shall be entitled to no abatement, diminution or reduction of Fixed Rent or any additional rent. Tenant shall not be obligated to repair, restore and/or rebuild all or any part of the Excluded Property. Provided that Tenant is not in default hereunder beyond applicable notice and/or cure period, Tenant may use the Demised Premises for any lawful purpose and may make any necessary alterations thereto in accordance with the requirements of Article 10.

     (c) In no event shall Landlord be required to repair or replace the Excluded Property or Tenant's merchandise, inventory, trade fixtures, furnishings, equipment, alterations or other items of personal property of Tenant.

     Section 12.3 Casualty During Lease Years 8-20.

     (a) In the event either the Demised Premises or the Excluded Property shall, during Lease Years Eight (8) through Twenty (20) of the Lease Term or any Renewal Term, be damaged or destroyed, in whole or in part, by fire or other casualty and (i) it will take longer than six (6) months to repair, restore and/or rebuild the Demised Premises and/or the Excluded Property, or damaged portions thereof, substantially to the condition and character existing immediately prior to such fire or casualty (the "Restoration"); or (ii) such fire or casualty occurs during the last two (2) years of the Lease Term or any Renewal Term, then Tenant shall have the right to terminate this Lease by giving notice of such election to Landlord within sixty (60) days after such fire or casualty shall have occurred. If such notice shall be given, this Lease shall terminate as of the last day of the calendar month immediately following the month in which such notice shall have been given. In the event of such termination, Tenant shall not be required to restore or rebuild the damaged or destroyed Excluded Property, or any portion thereof, and all insurance proceeds payable through Tenant's insurance policies required under Section 11.1 of this Lease on account of such damage or destruction may be retained by Tenant and all insurance proceeds payable through Landlord's insurance policies required under

Section 11.3 of this Lease on account of such damage or destruction may be retained by Landlord. If such termination notice shall not be given, Landlord shall promptly repair, restore and/or rebuild the Demised Premises, or damaged portions thereof, substantially to the condition and character existing immediately prior to such fire or casualty

     (b) Notwithstanding the foregoing, in the event that the Demised Premises (and/or any methods of ingress and egress to and from the Building and/or any portions of the parking areas) shall, during Lease Years Eight (8) through Twenty (20) of the Lease Term or any Renewal Term, be so damaged or destroyed, in whole or in part, that there is a material impact on Tenant's then existing business operations for a period of six (6) months (subject to extension for Unavoidable Delays) from the date of such casualty, Tenant shall have the right to terminate this Lease on thirty (30) days written notice to Landlord;
provided, however, that Landlord may nullify Tenant's termination notice by substantially completing the repair and restoration of the Demised Premises and delivering the Demised Premises to Tenant within such thirty (30) day period.

     (c) If the Demised Premises, or any part thereof, shall, during Lease Years Eight (8) through Twenty (20) of the Lease Term or any Renewal Term, be rendered untenantable by reason of such damage or destruction to the Demised Premises and/or the Excluded Property, the Rent hereunder, or an amount thereof apportioned according to the area of the Demised Premises so rendered untenantable, shall be abated for the period from the date of such damage to the date when the damage shall have been repaired as aforesaid.

     Section 12.4 [INTENTIONALLY OMITTED].

     Section 12.5 Effect on Lease.

     (a) Except to the extent specifically provided in this Lease, no damage or destruction of the Demised Premises by fire or other casualty, nor the untenantability of the Demised Premises, shall permit Tenant to terminate this Lease or surrender the Demised Premises, nor shall relieve Tenant from its obligation to perform any of Tenant's other obligations under this Lease.

     (b) Except to the extent specifically provided in this Lease, Tenant hereby expressly waives any rights now or hereafter conferred by any law or statute to terminate this Lease or surrender the Demised Premises, or any portion thereof, or to suspend, diminish, abate or reduce Rent on account of any such damage or destruction.

     (c) Tenant shall not be entitled to and hereby waives any and all claims against Landlord for any compensation or damage for loss of use of the Demised Premises, or any portion thereof, and/or for any inconvenience or annoyance resulting from any damage, destruction, repair or restoration; however, the foregoing shall in no way be deemed to be a waiver of any constructive eviction claim that Tenant may have under this Lease.

                                  ARTICLE 13.
                                 EMINENT DOMAIN

     Section 13.1 Taking. In the event of a taking for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Landlord and those having the authority to exercise such right (herein called "Taking") of all or substantially all of the Demised Premises, then this Lease shall terminate as of the date of vesting of title or transfer of possession, whichever is earlier (the "Vesting Date"). In the event of a Taking of less than substantially all of the Demised Premises, then this Lease shall terminate with respect to the portion so taken on the Vesting Date and the Rent hereunder shall be apportioned according to the area of the Demised Premises so taken.

     Section 13.2 Termination. In the event of a Taking of less than substantially all of the Demised Premises, Landlord or Tenant may elect to terminate this Lease if there is any Taking occurring during the last two (2) years of the Lease Term or any Renewal Term; or it shall not be economically feasible to restore and replace the Building, the Demised Premises, or part thereof, to tenantable condition capable of being operated for use set forth hereunder in an economical manner. In the event either party elects to terminate this Lease pursuant to this Subsection 13.2, such party shall, within ninety
(90) days of the Taking, give notice to the other, and the Lease Term or any Renewal Term shall expire and come to an end as of the last day of the calendar month in which such notice is given.

     Section 13.3 Restoration by Landlord.

     (a) If this Lease is not terminated pursuant to Section 13.2 hereof, Landlord shall, to the extent of the award received by Landlord as compensation for a Taking of the Demised Premises, repair, restore and/or rebuild the remaining portions of the Demised Premises to a complete architectural unit substantially to the condition and character existing as of the date immediately prior to the date on which such taking is effective.

     Section 13.4 [INTENTIONALLY OMITTED].

     Section 13.5 Effect on Lease.

     (a) If there is a  Taking  and the  Lease  is not  terminated  pursuant  to
Section 13.2 hereof, then commencing on the Vesting Date, Fixed Rent shall be the product of (i) Fixed Rent immediately preceding the Taking, and (ii) a fraction, the numerator of which shall be the Floor Area of the Building remaining after the Taking, and the denominator of which shall be the Floor Area of the Building immediately preceding the Taking.

     (b) Except as otherwise provided herein, this Lease shall not be affected in any manner by reason of a Taking of the Demised Premises, or any part thereof, and Tenant, notwithstanding any law or statute, present or future, waives all rights to quit or surrender the Demised Premises or any part thereof, and Landlord's and Tenant's respective obligations under this Lease, including the payment of Rent, shall continue as though none of those events had occurred and without abatement, suspension, or reduction of any kind.

     Seciton 13.6 Award. All compensation awarded or paid in respect of a total or partial Taking of the Demised Premises, or any part thereof, shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceeding for moving expenses; any fixtures or equipment owned by Tenant, including any of the Excluded Property; and the unamortized cost of Tenant's betterments and improvements, including any of the Excluded Property, provided that no such claim shall (x) diminish or otherwise adversely affect Landlord's award or the award of the holder of any Fee Mortgage, or (y) include any value for the leasehold estate created hereby or the unexpired term of this Lease.


                                  ARTICLE 14.
                              LANDLORD'S COVENANTS

     Section 14.1 Landlord covenants that if, and so long as, Tenant is not in default beyond the applicable grace period provided herein with respect to the performance of the terms and conditions on its part to be performed under this Lease, Tenant shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to any ground leases and/or underlying leases and/or mortgages, extensions, renewals, modifications, alterations and substitutions thereof, to which this Lease is now and may hereafter be subject and subordinate, as hereinbefore set forth.


                                   ARTICLE 15
                          DEFAULT; REMEDIES AND DAMAGES

     Section 15.1 Event of Default. Each of the following shall be deemed an "Event of Default":

     (a) Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Tenant and such involuntary petition is not dismissed within ninety (90) days after the filing thereof,

     (b) A petition is filed by or against Tenant under the reorganization provisions of the United State Bankruptcy Act or under the provisions of any law of like import, unless such petition under said reorganization provisions be one filed against Tenant which is dismissed within ninety (90) days after its filing,

     (c) Tenant shall file a petition under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import,

     (d) A permanent receiver, trustee or liquidator shall be appointed for Tenant or of or for the property of Tenant, and such receiver, trustee or liquidator shall have not been discharged within ninety (90) days from the date of his appointment,

     (e) Tenant shall default in the payment of any Fixed Rent or Additional Rent payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for twenty (20) days after written notice,

     (f) Tenant shall default in the due keeping, observing or performance of any material covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying same, or, in the case of such a default which for causes beyond Tenant's control cannot with due diligence be cured within said period of thirty (30) days, if Tenant (1) shall not, promptly upon giving such notice, advise Landlord in writing of Tenant's intention to duly institute all steps necessary to remedy such default, (2) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, or (3) shall not remedy the same within a reasonable time after the date of the giving of said notice by Landlord.

     (g) Any interest of Tenant hereunder shall pass to another without Landlord's consent, except for those assignments and subleases which may be effected without Landlord's consent pursuant to Sections 6.1 and 6.5 hereof.

     Section 15.2 Remedies.

     (a) If an Event of Default shall occur, Landlord shall, in addition to any other right or remedy available at law, in equity or otherwise, have the right:

     (i) to bring suit for the collection of the Fixed Rent, Additional Rent and/or other amounts for which Tenant may be in default, or for the performance of any other covenant or agreement devolving upon Tenant, all without entering into possession or terminating this Lease;

     (ii) terminate this Lease, and after this Lease is terminated, Landlord, its agents or representatives, may re-enter the Demised Premises by summary proceedings, force or otherwise, and dispossess Tenant and any other occupants thereof, remove their effects not previously removed by them and hold the Demised Premises free of this Lease; or

     (iii) without terminating this Lease, re-enter the Demised Premises by summary proceedings, force or otherwise and dispossess Tenant and any other occupants thereof, remove their effects not previously removed by them and hold the Demised Premises free of this Lease.

     No such re-entry or taking possession of the Demised Premises by Landlord shall be construed as election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless such termination be decreed by a court of competent jurisdiction.

     (b) After such a dispossession or removal, (x) Fixed Rent and Additional Rent shall be paid up to the date thereof, (y) Landlord may relet the Premises or any part or parts thereof either in the name of Landlord or otherwise, for a term or terms which may, at the option of Landlord, be less than or exceed the period which would otherwise have constituted the balance of the Lease Term (or any Renewal Term, the commencement of which shall have occurred prior to such dispossession or removal) and (z) Tenant shall pay to Landlord any deficiency between the sum of Fixed Rent and Additional Rent due hereunder plus the reasonable costs and expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the reasonable expenses of reletting the Demised Premises, including, without limitation, repairing, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and other expenses and concessions ("Default Costs"), and the amount of rents and other charges collected on account of the new lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the Lease Term (not including any Renewal Term, the commencement of which shall not have occurred prior to such dispossession or removal). Such deficiency shall be paid by Tenant in monthly installments on the dates specified in this Lease for payment of Fixed Rent. Landlord reserves the right to bring actions or proceedings for the recovery of any deficits remaining unpaid without being obliged to await the end of the Lease Term (or any Renewal Term, the commencement of which shall have occurred prior to such dispossession or removal) for a final determination of Tenant's account, and the commencement or maintenance of any one or more actions or proceedings shall not bar Landlord from bringing other or subsequent actions or proceedings for further accruals pursuant to the provisions of this Section. Any rent received by Landlord from such reletting shall be applied first to the payment of any indebtedness (other than Rent due hereunder) of Tenant to Landlord; second, to the payment of any Default Costs; third, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it may come due and payable hereunder. In the alternative, following any such dispossession or removal, Landlord may claim as damages no more than the difference between the balance of Fixed Rent and Additional Rent payable over the remainder of the Lease Term and the Fair Market Rental value of the Demised Premises over the same period, discounted to present value at a discount rate equal to the prime interest rate set by Citibank, N.A.

     (c) If Landlord is required by Legal Requirements to mitigate its damages, then Tenant agrees that Landlord's duty to mitigate (i) shall arise only after Landlord regains possession of the Demised Premises, (ii) shall be deemed satisfied if Landlord has used commercially reasonable efforts to relet the Demised Premises, whether or not such efforts are successful, and (iii) shall not require Landlord to market the Demised Premises ahead of other property which is vacant or about to become vacant in properties owned by Landlord or its affiliates within two (2) miles of the Demised Premises.

     (d) In addition to the foregoing, if an Event of Default shall occur other than as to the payment of Rent, Landlord, in addition to any other right or remedy available at law or in equity, shall have the right, but not the obligation, to cure such failure. Notwithstanding the provisions of Subsection
(a) above, if, in Landlord's reasonable judgment, an emergency shall exist, Landlord may cure such Event of Default upon such notice to Tenant as may be reasonable under the circumstances (and may be without any prior notice if the circumstances shall so require). If Landlord cures such failure as aforesaid, Tenant shall pay to Landlord on demand, as Additional Rent, the reasonable and necessary cost or amount thereof, together with interest thereon at the Interest Rate from the date of outlay of expense until payment.

     (e) In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach.

     (f) The right to invoke the remedies hereinbefore set forth is cumulative and shall not preclude Landlord from invoking any other remedy allowed at law, in equity or otherwise.

     (g) The words "re-enter", "re-entry: and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.


                                  ARTICLE 16.
                        UNAVOIDABLE DELAYS, FORCE MAJEURE

     SECTION 16.1 If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any strike, lockout, labor dispute, inability to obtain labor, materials or reasonable substitutes therefor, Act of God, weather or future governmental restrictions, regulation or control, insurrection, sabotage, fire or other casualty, or any other condition beyond the reasonable control of the party, other than unavailability of funds or financing (individually and collectively, "Unavoidable Delays"), then the time to perform such obligation or satisfy such condition shall be extended by the delay caused by such event. If either party shall as a result of an Unavoidable Delay be unable to exercise any right or options within any time limit provided therefor in this Lease, such time limit shall be deemed extended for a period equal to the duration of such Unavoidable Delays.


                                   ARTICLE 17
                                     NOTICES

     Section 17.1 Any notices, consents, approvals, elections, submissions, requests or demands required or permitted to be given under this Lease or pursuant to any law or governmental regulation (individually and collectively "notice") by Landlord to Tenant or by Tenant to Landlord shall be in writing (whether or not expressly so provided) at the following respective addresses:

         To Tenant:                 OSTEOTECH, INC.
                                    51 James Way
                                    Eatontown, NJ 07724
                                    Attention:  Michael Jeffries

         With a copy to:   DORSEY & WHITNEY LLP
                                    250 Park Avenue
                                    New York, NY 10177
                                    Attention:  Kevin T. Collins, Esq.

         To Landlord:               201 INDUSTRIAL WAY, INC.
                                    c/o Donato Group
                                    80 Corbett Way
                                    Eatontown, New Jersey 07724
                                    Attn: John Donato, Jr., Manager

         With a copy to:   ANSELL ZARO GRIMM & AARON, P.C.
                                    1500 Lawrence Avenue - CN 7807
                                    Ocean Township, New Jersey 07712
                                    Attn: Michael V. Benedetto, Esq.

Notices shall be deemed given upon personal delivery; being deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid; or being sent by overnight express mail or nationally recognized courier service (e.g., Federal Express) to Landlord or Tenant, at the respective addresses hereinafter set forth, and shall be deemed received upon actual receipt or rejection. Notices may be signed by the attorneys for the party on whose behalf the notice is sent. Changes in addresses may be designated by written notice as provided in this Section 17.1.

                                   ARTICLE 18.
                                     ACCESS

     Section 18.1 Landlord and/or its designees shall have the right to enter the Demised Premises at all reasonable times, and upon prior reasonable notice (except for emergencies) (1) for the making of such inspections, alterations, improvements and repairs, as Landlord may deem reasonably necessary or desirable; (2) for any purpose whatsoever relating to the safety, protection or preservation of the Demised Premises; and (3) to take material into and upon said Premises. If a representative of Tenant shall not be personally present to open and permit an entry into the Demised Premises at any time in case of emergency when an entry shall be reasonably necessary, Landlord or its agents may enter by a master key or may forcibly enter the same without rendering Landlord or its agents liable therefor (provided that, during such entry, reasonable care shall be accorded to avoid damage or injury to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Without incurring any liability to Tenant, Landlord may permit access to the Demised Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Demised Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

     Section 18.2 Tenant shall be permitted access to the Demised Premises twenty-four (24) hours per day, seven (7) days per week.

                                   ARTICLE 19
                                     SIGNS

     Sectuiib 19.1 Landlord hereby consents to Tenant placing signage on the outside of the Building and the Demised Premises, at Tenant's sole cost and expense, subject to Legal Requirements governing signage, as well as Landlord's prior review and approval, which review and approval will not be unreasonably withheld, conditioned or delayed.

     Section 19.2 No sign permitted by Landlord shall be installed by Tenant until all governmental approvals and permits required therefor are first obtained and all fees pertaining thereto have been paid. Tenant shall comply with all laws and ordinances of applicable Governmental Authorities with respect to the installation and maintenance of all signs.


                                  ARTICLE 20.
                                   END OF TERM

     Section 20.1 Surrender. Upon the expiration or other termination of the Lease Term or any Renewal Term, Tenant shall peaceably and quietly quit and surrender the Demised Premises, together with all alterations which are then part of the realty, broom clean, in good order and condition, reasonable wear and tear and the provisions of Articles 12 and 13 excepted, and otherwise in accordance with the terms of this Lease, including, without limitation, Article
10. Tenant shall have removed all alterations required by Landlord to be removed in accordance with Article 10.03 and shall have repaired and restored in a good and workmanlike manner any damage to the Demised Premises caused by such removal to as reasonably close to the condition that existed immediately prior to such alteration being performed. Additionally, upon the expiration or other termination of the Lease Term or any Renewal Term, failing an agreement of the Landlord and Tenant to the contrary, Tenant shall be required to remove all of the Excluded Property in a good and workmanlike manner and make any repairs or restoration caused by the removal of same.

     Section 20.2 Survival. Upon the expiration of the Lease Term or any Renewal Term or other earlier termination of this Lease, any item of Rent which is payable to the date of the expiration of the Lease Term or any Renewal Term or earlier termination of this Lease which is not then ascertainable shall be paid to Landlord or Tenant, as the case may be, when the same is determined.

     Section 20.3 Vacant Possession. Any Excluded Property, personal property and trade fixtures remaining upon the Demised Premises after the expiration of the Lease Term or any Renewal Term shall be deemed abandoned and shall become the property of Landlord without payment therefor; provided, however, that notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than ten (10) days after the expiration or termination of the term hereof, promptly remove from the Demised Premises any such Excluded Property, personal property and fixtures at Tenant's own cost and expense. Landlord may dispose of or store any Excluded Property, personal property and/or trade fixtures remaining in, upon or about the Demised Premises after the expiration of such ten (10) day period and Tenant shall pay to Landlord the cost of removal, disposal or storage of same, which obligation shall survive the expiration or earlier termination of this Lease. The provisions of this Section 20.3 shall survive the expiration of the Lease Term or any Renewal Term or other earlier termination of this Lease.

                                  ARTICLE 21.
                                  HOLDING OVER

     Section 21.1 Should Tenant hold over in possession after the Expiration Date, such holding over shall not be deemed to extend the Lease Term or any Renewal Term or renew this Lease. Tenant agrees to indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) resulting from delay by Tenant in surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Demised Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Fixed Rent and Additional Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord on the Expiration Date, in addition to any other rights and remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord's right to demonstrate and collect any damages suffered by Landlord and arising from Tenant's failure to surrender the Demised Premises as provided herein, Tenant shall pay to Landlord on account of use and occupancy of the Demised Premises for each month and for each portion of any month during which Tenant holds over after the Expiration Date, a sum equal to 150% of the Fixed Rent which was payable under this Lease during the last month of the Lease Term or any Renewal Term for the initial thirty (30) day holdover period.
Thereafter, such sum shall be calculated at the rate of 175% for any periods after thirty (30) days following the Expiration Date. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Demised Premises after the Expiration Date or to limit in any manner Landlord's right to regain possession of the Demised Premises through summary proceeding or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 21.1. The provisions of this
Section 21.1 shall survive the Expiration Date.


                                  ARTICLE 22.
                                    INDEMNITY

     Tenant shall indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporations, arising from the conduct or management of or from any work or thing whatsoever done by or on behalf of Tenant in or about the Demised Premises as well as from the use and occupancy of the Demised Premises by Tenant, and further indemnify and save Landlord harmless against and from any and all claims arising from breach or default beyond applicable notice and/or cure period on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all reasonable costs, counsel fees, expenses and liabilities incurred in the Demised Premises in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend at Tenant's expense such action or proceeding by counsel reasonably satisfactory to Landlord.

                                  ARTICLE 23.
                                  SUBORDINATION

     Seciton 23.1 Fee Mortgage. Subject to the terms and conditions herein, Landlord shall have the right at any time during the Lease Term or any Renewal Term to subject its interest in the Demised Premises and/or this Lease to any one or more mortgages on Landlord's interest therein ("Fee Mortgage") and to renew, modify, consolidate, replace, extend and/or refinance any such Fee Mortgage. Landlord shall be entitled to all of the proceeds from any such Fee Mortgage at any time effected pursuant hereto.

     Section 23.2 Subordination. Subject to the terms and conditions herein, this Lease shall at all times be subordinate to any such Fee Mortgage, provided that Tenant shall receive a satisfactory Subordination, Non-Disturbance and Attornment Agreement from the Fee Mortgagee and such Fee Mortgagee shall agree that Tenant shall have the right at any time during the Lease Term and any Renewal Term to subject its interests in the Excluded Property and in Tenant's merchandise, inventory, furnishings, equipment and all other forms of Tenant's personal property located on, in or about the Demised Premises on the terms set forth below (collectively, "Tenant's Collateral") to any one or more secured financings and any renewals, modifications, consolidations, replacements or extensions thereof. Tenant shall be entitled to all of the proceeds from any such secured financing at any time effected pursuant hereto.

     Section 23.3 Attornment. Notwithstanding the provisions of Section 23.2 hereof, should any Fee Mortgagee require that this Lease be prior rather than subordinate to any such Fee Mortgage, Tenant shall, within fourteen (14) days after request therefor by Landlord or such Fee Mortgagee, and without charge therefor, execute a document effecting or acknowledging such priority, which document shall contain, at the option of such requesting party, an attornment to the Fee Mortgagee, or any person acquiring the interest of Landlord as a result of any foreclosure or the granting of a deed in lieu of foreclosure, as landlord, upon the then executory terms and conditions of this Lease for the remainder of the Lease Term.

     Section 23.4 Tenant's Financing Terms. Notwithstanding any provision to the contrary contained herein, Landlord and Fee Mortgagee hereby release and disclaim any interest, including any statutory or common law lien, on or in any of Tenant's Collateral. Landlord and Fee Mortgagee shall consent to any right of possession in and to the Demised Premises that Tenant may now or hereafter grant to any lender and Landlord shall grant such lender the right to possess, occupy and use the Demised Premises for a reasonable period of time for purposes of holding, processing, manufacturing, selling, using, storing, liquidating, realizing upon or otherwise disposing of any of Tenant's Collateral, and for related and incidental purposes, provided that such lender shall pay Landlord or Fee Mortgagee Rent at the amounts set forth herein for the period during which it has possession or occupies the Demised Premises. Landlord and Fee Mortgagee shall agree to give notice to Tenant's lender of any breach of this Lease or the Fee Mortgage by Landlord.

                                  ARTICLE 24.
                                  CERTIFICATES

     Section 24.1 On the request of Landlord, at any time or from time to time, Tenant shall execute, acknowledge and deliver to Landlord, upon not less than fifteen (15) days prior notice, or to anyone Landlord shall designate, a statement of Tenant (or if Tenant is a corporation, an appropriate officer of Tenant) in writing certifying that to Tenant's knowledge, this Lease is unmodified and in full force and effect except as modified and stating the modifications), and the dates to which Rent has been paid in advance, if any, and stating whether or not, to the knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge; it being intended that any such statement delivered pursuant hereto may be relied upon by any lessor under any ground of underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage, of the Building and/or the Land or of Landlord's interest therein. Similarly, in the event Tenant asks Landlord to execute, acknowledge and deliver a certificate as aforesaid, Landlord shall execute the same within fifteen (15) days of Tenant's written request for the same.

                                   ARTICLE 25.
                                  MISCELLANEOUS

     Section 25.1 No Waiver. No delay on the part of the Landlord or Tenant in exercising any right, power or privilege hereunder or to seek performance of any covenant or condition of this Lease shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 25.2 Relationship of Parties. Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of Landlord and Tenant. Nothing contained herein shall in any way impose any liability upon the members, officers or directors of Landlord or of Tenant.

     Section 25.3 Recording. Neither Landlord nor Tenant shall record this Lease; however, upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called "short form" of lease for the purposes of recordation. Said memorandum or short form of lease shall describe the parties, the Demised Premises, the Lease Term, any subordination, any special provisions other than those pertaining to Rent, and shall contain such additional information as may be required for recordation in the jurisdiction in which the Demised Premises is located.

     Section 25.4 Captions. The captions, section numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles nor in any way affect this Lease.

     Section 25.5 Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

     Section 25.6 Mechanics Liens.

     (a) Throughout the Lease Term and any Renewal Term, Tenant shall not suffer or permit any liens to stand against the Demised Premises or any part thereof, by reason of any work, labor, services or materials done for, or supplied, or claimed to have been done for, or supplied to, Tenant or anyone holding the Demised Premises or any part thereof through or under Tenant. If any such lien shall at any time be filed against the Demised Premises, Tenant shall cause the same to be discharged of record within ten (10) business days after Tenant shall receive notice of the same, by either payment, deposit or bond. If Tenant shall fail to discharge any such lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due by deposit in court or bonding, and/or Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expenses of Landlord, including counsel fees, in defending any such action or in or about procuring the discharge of such lien, with all necessary disbursements in connection therewith, together with interest thereon at the Interest Rate from the date of payment or deposit, shall become due and payable forthwith by Tenant to Landlord, or, at the option of Landlord, shall be payable by Tenant to Landlord as Additional Rent.

     (b) Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Demised Premises, or any part thereof, or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials, which might in any way give rise to the right to file any lien against or Landlord's interest in the Demised Premises. Landlord shall have the right to post and keep posted at all reasonable times upon the Demised Premises any notices which Landlord shall be required so to post for the protection of Landlord and/or the Demised Premises from any such lien.

     Section 25.7 Brokerage. Landlord and Tenant each represent that it has dealt with no broker or brokers or other person in connection with the negotiation, execution and delivery of this Lease. Each party shall defend, indemnify and hold the other harmless from and against any claims or demands for any brokerage commissions, finder's fees and/or other compensation resulting from a breach by it of the foregoing representation.

     Section 25.8 Limitation of Landlord's Liability.

     (a) The term "Landlord" as used in this Lease means only the owner of the Demised Premises, for the time being, so that in the event of any sale of Landlord's interest in the Demised Premises or in this Lease, Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder with respect to the Demised Premises, and it shall be deemed without further agreement between the parties and such purchaser(s) or assignee(s) that the purchaser or assignee has assumed and agreed to observe and perform all obligations of Landlord hereunder relating to the Demised Premises.

     (b) It is specifically understood and agreed that there shall be no personal liability of Landlord in respect to any of the covenants, conditions, or provisions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the interests of Landlord in the Demised Premises (and the rents, profits, and proceeds therefrom) for the satisfaction of Tenant's claims, and to no other property or assets of Landlord. No constituent of Landlord, including, without limitation, any agent, partner, member, shareholder, or otherwise, shall be in any manner personally liable under this Lease.

     Section 25.9 Attorneys' Fees. Should either party hereto institute any action or proceeding in court to enforce any provision hereof, or for damages or for declaratory or other relief hereunder, the prevailing party shall be entitled to receive from the losing party, in addition to court costs, such amount as the court may adjudge to be reasonable as attorneys' fees for services rendered to said prevailing party, and said amount may be made a part of the judgment against the losing party.

     Section 25.10 Waiver of Trial by Jury. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage. It is further mutually agreed that in the event Landlord commences any summary proceedings for non-payment of any Rent, Tenant will not interpose any non-mandatory counterclaim of whatever nature or description in any such proceeding.

     Section 25.11 Interest Rate. The "Interest Rate" shall be considered the Prime Rate of Interest as published in the Wall Street Journal, at the time of default, plus three (3%) percent per annum until all sums due Landlord are paid.

     Section 25.12 Excavations on Adjoining Property. If any excavation or other building operation shall be about to be made or shall be made upon any adjoining premises or streets, Tenant, upon reasonable prior written notice, shall permit any third persons obligated by law to protect the Building(s), and their respective representatives, to enter upon the Demised Premises to shore the foundations and walls thereof and to do any other act or thing necessary for the safety or preservation thereof.

     Secion 25.13 Non-Binding Until Executed. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered a fully executed copy of this Lease to each other.

     Section 25.14 [INTENTIONALLY OMITTED].

     Section 25.15 Independent Covenants. Tenant agrees that Tenant's covenants and obligations under this Lease shall be independent of Landlord's covenants and obligations under this Lease and that each such covenant and obligation is independent of any other covenant or obligation. Landlord's breach or non-performance of any of Landlord's covenants or obligations under this Lease shall not, except as herein provided, excuse Tenant of Tenant's covenants and obligations under this Lease, and shall not be the basis for any defense, of any kind or nature whatsoever, to any suit by Landlord for Tenant's breach or non-performance of any of Tenant's covenants or obligations under this Lease (including, without limitation, Tenant's failure to pay Fixed Rent or Additional
Rent). It is the express agreement of Landlord and Tenant that all payments of Fixed Rent and Additional Rent due under this Lease are absolutely and unconditionally due at the time set forth herein, without any right of set-off or deduction of any kind or nature whatsoever, except as expressly provided to the contrary in this Lease.

     Seciton 25.16 Interpretation. No provision of this Lease shall be construed against or interpreted to the disadvantage of either Landlord or Tenant by any court or other governmental or judicial authority by reason of either Landlord or Tenant having or being deemed to have drafted, structured or dictated such provision.

     Section 25.17 Entire Agreement. This Lease and the exhibits attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the subject matter hereof and there are no covenants, promises, agreements, conditions or understandings heretofore made, either oral or written, between the parties other than as herein set forth. No modification, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

     Section 25.18 Binding Effect. The covenants and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.


                                  ARTICLE 26.
                          TENANT'S RIGHT OF FIRST OFFER

     Section 26.1 Exercise.  In the event  Landlord  desires to sell the Demised
Premises to an unaffiliated third party, Landlord shall provide written notice of same to Tenant (the "Landlord Notice"). The Landlord Notice shall include all of the material terms, such as price, deposit, contingencies, closing time table, et cetera, upon which Landlord seeks to sell the Demised Premises. Thereafter, Tenant shall have a period of ten (10) business days from the date of receipt of Landlord's Notice to agree upon the terms set forth in the Landlord's Notice ("Tenant's Right of First Offer"). Tenant shall exercise
Tenant's Right of First Offer, if at all, by serving written notice ("Tenant Notice") upon the Landlord within said ten (10) business day period. In the event Tenant timely provides Landlord with a Tenant Notice advising Landlord of its intent to exercise Tenant's Right of First Offer, the parties shall promptly and timely enter into an appropriate contract of sale setting forth such terms. The parties agree that the contract will be completed and approved by all parties not later than thirty (30) days from the date of the Tenant Notice, or such longer period to which the parties may mutually agree.

     Section 26.2 Waiver. In the event Tenant: (a) fails to timely exercise Tenant's Right of First Offer; or (b) the parties fail to enter into a contract within said thirty (30) days from the date of the Tenant Notice or such mutually agreeable longer period, the same shall be deemed conclusive evidence of Tenant's intent to waive Tenant's Right of First Offer. In such case, Landlord shall be free to enter into negotiations and/or a contract for the sale of the Demised Premises upon terms and conditions acceptable to Landlord, which terms and conditions shall be substantially similar to the terms set forth in the Landlord Notice. With respect to the price, Landlord shall be permitted to enter into a contract which provides for a purchase price with a variance of up to five (5%) percent from the purchase price set forth in the Landlord Notice (and/or any subsequent negotiations prior to Tenant's failure to exercise Tenant's Right of First Offer). In the event Landlord desires to enter into a contract with a third party upon terms which are substantially different than those set forth in the Landlord's Notice, Landlord shall provide an additional notice to Tenant setting forth such material terms and, thereafter, Tenant shall have a period of five (5) business days within which to accept such terms and enter into a contract within ten (10) business days thereafter, or such longer period to which the parties may mutually agree.

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

     Section 26.3 Effectiveness This right of first offer shall only be valid if Tenant is not in material breach any of the terms of this Lease beyond any applicable notice and cure period. Moreover, Tenant's Right of First Offer shall not be applicable to any sale or transfer of the Demised Premises to an affiliate of Landlord or any affiliate or family member of John Donato, Jr. for no consideration or for less than fair market value. It being the specific intention of the parties that such transfers shall not trigger Tenant's Right of First Offer.




                                  ARTICLE 27.
                                FAIR MARKET RENT

     Section 27.1 If Tenant disputes Landlord's determination of Fair Market Rent under Section 2.2, and Landlord and Tenant fail to agree as to the amount thereof, then the dispute shall be resolved by arbitration. Any dispute as to Fair Market Rent shall be determined as follows. A senior officer of a recognized real estate and/or commercial leasing brokerage firm in Monmouth County, New Jersey (the "Baseball Arbitrator"), shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the American Arbitration Association ("AAA"). The Baseball Arbitrator selected by the parties or designated by the AAA shall not have been employed by Landlord or Tenant during the previous five (5) year period and shall have at least ten (10) years experience in the valuing of commercial rental property in the immediate vicinity of the Demised Premises. Landlord and Tenant shall each submit to the Baseball Arbitrator and to the other its determination of the Fair Market Rent. The Baseball Arbitrator shall determine which of the two determinations most closely represents the Fair Market Rent for the Demised Premises. The determination of the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the determination of Fair Market Rent for purposes of Sections 2.2 and 3.2.



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     IN WITNESS WHEREOF, the parties have this day set their hands and seals.

                                    LANDLORD:  201 INDUSTRIAL WAY, INC.


                                    By:/s/ JOHN DONATO, JR.
                                         Name: John Donato, Jr.
                                         Title: President


                                    TENANT: OSTEOTECH, INC.


                                    By: /s/ MICHAEL J. JEFFRIES
                                         Name:  Michael J. Jeffries
                                         Title: Executive Vice President

                                    EXHIBIT A

                        Legal Description of the Property

                                    EXHIBIT B

                                Demised Premises